                                                                   EXHIBIT 10.27

                              SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into effective as of January 1, 2001 by and between North American Gaming and Entertainment Corporation ("North American"); Ellen S. Robinson and Scott Robinson, Joint Tenants, Janet C. Robinson and Jeffrey S. Robinson (hereinafter referred to collectively as the "Robinson Group"); Elisa Heard, Brevely Morton,
D. W. Morton, Ltd., Kristen Morton Heard, Del Morton and Kara Smith (hereinafter referred to collectively as the "Morton Group"); Marshall H. Kaplan and Karen S. Kaplan, Joint Tenants, John Gay, Larry Hendricks, Lewis Isaacks and David McCall (hereinafter referred to collectively as the "McCall Group") (the Robinson Group, Morton Group and McCall Group are hereinafter collectively referred to as the "Debenture Holders"); and E.H. Hawes, II, Janice Hawes and International Tours, Inc. (hereinafter referred to collectively as the "International Group").

     WHEREAS, the Debenture Holders own the number of shares of common stock, par value $.01 per share (the "Common Stock") of North American set forth on Exhibit "A", own Subordinated Debentures payable by North American (the
-----------
"Subordinated Debentures") in the original principal amounts set forth on Exhibit "A", and are owed accumulated dividends by North American on Class A Preferred Stock previously issued and outstanding (the "Dividends") in the amounts set forth on Exhibit "A"; and

     WHEREAS, the Debenture Holders desire to receive payments aggregating $700,000 from North American, and North American desires to make such payments in consideration of this Agreement and the various actions, agreements and releases agreed to by the Debenture Holders herein and pursuant to the terms and conditions hereof; and

     WHEREAS, North American will deliver to Debenture Holders a promissory note in the form of the promissory note (the "Promissory Note") attached hereto as Exhibit "B", and North American will, under the circumstances set forth in
-----------
Section 5.10, execute a Security Agreement (herein so called), in the form attached hereto as Exhibit "C", with the Debenture Holders, as Secured Party,
                   -----------
and Gay, McCall, Isaacks, Gordon & Roberts, P.C., as Escrow Agent, pursuant to which the collateral set forth in Section 2.01 hereof and in the Security Agreement shall, under the circumstances set forth in Section 5.10, be pledged by North American until such time, if any, that North American shall sell all such collateral and prepay fifty percent (50%) of the then remaining principal balance of the Promissory Note, plus all accrued but unpaid interest thereon, at which time the Security Agreement shall be terminated and the collateral shall be returned to North American; and

     WHEREAS, North American and the International Group may have certain claims against the Debenture Holders and the Debenture Holders may have certain claims against North American and the International Group; and

                                      -1-
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     WHEREAS, the parties hereto desire to enter into a mutual settlement and compromise and release of liability as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:


                                   ARTICLE I
                  CANCELLATION OF DIVIDENDS AND CANCELLATION
                   AND RETURN OF DEBENTURES AND COMMON STOCK


     1.01 Upon final execution of this Agreement in partial consideration of the mutual releases of the parties set forth herein, the payments made to the Debenture Holders hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debenture Holders, the Debenture Holders shall mark each of the Subordinated Debentures as "Canceled" and return the original thereof to North American and each of the Debenture Holders hereby agrees that no accrued interest thereunder shall be due and payable by North American and shall also be considered canceled, with an effective date for financial reporting purposes of December 1, 2000.

     1.02 Upon final execution of this Agreement in partial consideration of the mutual releases of the parties set forth herein, the payments made to the Debenture Holders hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debenture Holders, the Debenture Holders further agree that all Dividends shall be deemed canceled, with an effective date for financial reporting purposes of December 1, 2000, and no such dividends shall ever be required to be declared or paid to the Debenture Holders or any party claiming through any Debenture Holder.

     1.03 Upon final execution of this Agreement in partial consideration of the mutual releases of the parties set forth herein, the payments made to the Debenture Holders hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debenture Holders, the Debenture Holders agree that all shares of Common Stock owned by the Debenture Holders, as set forth on Exhibit "A", shall be deemed to be repurchased and redeemed by North American and each Debenture Holder agrees to promptly return to North American all stock certificates representing such shares of Common Stock so that North American can cancel each such certificate; provided, however, it is hereby agreed that the failure to return any such certificate shall have no impact on the repurchase and redemption of the shares of Common Stock represented by such certificate and that such shares shall be deemed to be repurchased and redeemed effective as of the date of final execution of this Agreement, but with an effective date for financial reporting purposes of December 1, 2000, and any Debenture Holder not returning a stock certificate agrees to

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indemnify and hold harmless North American if such certificate is at any time hereafter alleged to be outstanding by any party claiming to be the holder of such certificate.

                                  ARTICLE II
                         PAYMENT TO DEBENTURE HOLDERS


     2.01 Upon final execution of this Agreement in partial consideration of the mutual releases of the parties set forth herein, the cancellation of Subordinated Debentures, accrued interest thereon, Dividends and Common Stock and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by North American, North American agrees to pay an aggregate of $700,000 to the Debenture Holders, payable $150,000 upon final execution of this Agreement in the respective amounts set forth on Exhibit "D",
                                                                   -----------
with the remaining balance of $550,000 represented by the Promissory Note payable to the Debenture Holders, which Promissory Note shall be payable in equal quarterly installments of principal of $27,500, together with accrued interest at an annual rate of 9%, over 20 consecutive quarters, with the first such quarterly payment to be due on April 1, 2001 and with each succeeding payment to be due on the following July 1, October 1, January 1 and April 1. Such Promissory Note shall be an unsecured promissory note; provided, however, the Promissory Note shall, under the circumstances set forth in Section 5.10, be collateralized by North American's pledge of the shares of common stock of Ozdon Investments, Inc. owned by North American, which represent 50% of the outstanding shares of common stock of Ozdon Investments, Inc., until such time, if any, that North American shall sell all such shares and prepay fifty percent (50%) of the then remaining principal balance of the Promissory Note, plus all accrued but unpaid interest thereon, at which time the Security Agreement shall be terminated and the collateral shall be returned to North American. North American will, under the circumstances set forth in Section 5.10, enter into the Security Agreement with the Debenture Holders, as Secured Parties, and with Gay, McCall, Isaacks, Gordon & Roberts, P.C., as Escrow Agent, who shall hold such collateral under the Security Agreement for the benefit of all of the Debenture Holders and North American, and North American shall have no responsibility for ensuring that Gay, McCall, Isaacks, Gordon & Roberts, P.C. properly discharges its obligations to the Debenture Holders pursuant to the terms of the Security Agreement. In addition to the foregoing, upon final execution of this Agreement, North American agrees to pay the attorneys' fees and costs incurred by Debenture Holders in connection with this Agreement and the Exhibits attached hereto, in the amount of $5,000.00 payable to Smith, Stern and Friedman, P.C.


                                  ARTICLE III
                         MUTUAL RELEASE AND SETTLEMENT


     The parties set forth below understand and agree that certain claims have been made between them and that certain additional claims may be asserted between them, and that such claims are in dispute and that by reason of such dispute the parties set forth below desire to compromise and settle all claims set forth below.

     3.01 (a) North American, for itself, and each of its predecessors, successors, assigns, administrators, legal representatives, and any entity controlled by North American, releases and forever discharges each of the Debenture Holders and their respective predecessors, successors, assigns, heirs, executors, administrators, and legal representatives, together with their respective shareholders, employees, officers, members, partners, directors, subsidiaries and insurers, past or present, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the releasing parties, for or because of any matter or thing done, omitted, or suffered to be done by any of the released parties prior to and including the date hereof.

          (b) Each of the Debenture Holders, for itself, himself, herself and each of their respective predecessors, successors, assigns, heirs, executors, administrators, legal representatives, and any entity controlled by such Debenture Holder, releases and forever discharges North American and its predecessors, successors, assigns, administrators, and legal representatives, together with all shareholders, employees, officers, members, partners, directors, subsidiaries and insurers, past or present, of North American or any entity controlled, past or present, by North American, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the releasing parties, for or because of any matter or thing done, omitted, or suffered to be done by any of the released parties prior to and including the date hereof.

     3.02 (a) Each member of the International Group, for itself, himself, herself and each of their respective predecessors, successors, assigns, heirs, executors, administrators, legal representatives, and any entity controlled by any such member of the International Group, releases and forever discharges each of the Debenture Holders and each of their respective predecessors, successors, assigns, heirs, executors, administrators, and legal representatives, together with their respective shareholders, employees, officers, members, partners, directors, subsidiaries and insurers, past or present, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the releasing parties, for or because of any matter or thing done, omitted, or suffered to be done by any of the released parties prior to and including the date hereof.

          (b) Each of the Debenture Holders, for itself, himself, herself and each of their respective predecessors, successors, assigns, heirs, executors, administrators, legal representatives, and any entity controlled by such Debenture Holder, releases and forever discharges each member of the International Group, and each of their respective predecessors, successors, assigns, heirs, executors, administrators, and legal representatives, together with their respective shareholders, employees, officers, members, partners, directors, subsidiaries and insurers, past or present, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the releasing parties, for or because of any matter or thing done, omitted, or suffered to be done by any of the released parties prior to and including the date hereof.

     3.03 Each of the of the parties hereto acknowledges and agrees that there is a risk that the facts in respect to which this Agreement is made may hereafter prove to be other than or different from the facts as now known by such party or believed by such party to be true, and that as a result thereof, such party may subsequently discover, incur or suffer claims and/or damages which were unnamed, unsuspected or unanticipated on the execution date hereof by such party and which, if known, suspected or anticipated on such date may have materially affected such party's decision to execute this Agreement. Notwithstanding the foregoing, however, each party hereto expressly accepts the risk of such claims and/or damages and agrees that this Agreement shall, in all respects, be effective with respect thereto.

     3.04 Each of the parties hereto acknowledges and agrees that such party has read and understands the effect of the above and foregoing mutual releases and settlements and executes same of such party's own free will and accord for the purposes and considerations set forth in this Agreement.


                                      IV.
                   REPRESENTATIONS AND WARRANTIES OF PARTIES


     Each of the parties hereto represents and warrants to each of the other parties hereto that:

          4.01 Such party has full legal power and authority to enter into and perform this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with its terms will not result in the breach or termination of any provision of or constitute a default under any contract, agreement, instrument or other document to which such party is a party or by which such party or any of such party's property may be bound.

          4.02 Each party that is not a natural person is duly organized, validly existing and in good standing under the laws of its state of organization and is duly authorized under applicable state and federal laws to conduct its business as heretofore conducted, and has all requisite power and authority to own, lease and operate its properties and carry on its business as now being conducted; and the person signing this Agreement on behalf of such party has been duly authorized to sign this Agreement and any further agreements or instruments referenced herein.

          4.03 This Agreement has been duly executed by, and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or similar laws of general application affecting enforcement of rights of creditors and by general equity principles, including, but not limited to, those restricting specific enforcement.


                                      V.
                           MISCELLANEOUS PROVISIONS


     5.01 Each of the parties hereto hereby agree that after the closing of the transactions contemplated herein, it, she or he will from time to time, upon the reasonable request of any other party hereto, take such further action as such other party may reasonably request to carry out the transactions contemplated by this Agreement.

     5.02 This Agreement may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement, and facsimile signature shall be considered to be original signatures for all purposes hereunder.

     5.03 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     5.04 This Agreement and the agreements referenced herein collectively contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, and cannot be amended without the written consent of the parties hereto.

     5.05 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     5.06 The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     5.07 In the event this Agreement or the breach thereof gives rise to any litigation between the parties hereto, the prevailing party in such litigation shall be entitled to have and recover from the losing party costs of such litigation, including reasonable attorneys' fees, as may be determined by the court and judgment for the recovery of such cost, including attorneys' fees, shall be included in any final judgment or decree entered by the court where such litigation is brought.

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     5.08 The representations, warranties, covenants, obligations and liabilities of the Robinson Group, the Morton Group and the McCall Group are joint and several within each group, but are several only among the groups.

     5.09 Each of the Debenture Holders acknowledges that North American is involved in discussions with other parties that could result in substantial assets being acquired by North American in exchange for equity which could also result in significant changes in ownership percentages and possible control of North American. As an inducement to cause North American to enter into this Agreement, each of the Debenture Holders waives any rights such Debenture Holder may have to seek rescission of any or all of the transactions contemplated by this Agreement or damages of any kind relating to any theory of nondisclosure of material information, or similar theories, relating to the redemption of the securities held by the Debenture Holders pursuant to this Agreement with respect to the aforementioned possible transaction or any other transaction which may be entered into by North American after the date of this Agreement. It is the expressed intent and desire of the Debenture Holders that their securities be redeemed regardless what transactions may or may not be entered into by North American in the future, and regardless what transactions may or may not be pending or under discussion at the time of execution of this Agreement.

     5.10 Each of the Debenture Holders acknowledges that North American is involved in settlement discussions with Donald I. Williams, Loy S. Weaver, OM Operating, L.L.C., River Port Truck Stop, L.L.C. and other persons and entities (the "OM Settlement"). If the OM Settlement is finalized as presently contemplated, North American anticipates receiving a cash payment in excess of $275,000 after North American has complied with applicable SEC regulations by filing an Information Statement with the SEC, responding to any comments by the SEC and mailing the definitive Information Statement to the stockholders of North American the required minimum time period prior to the final effective date of the OM Settlement required under applicable SEC regulations. In the event definitive legally binding agreements finalizing the OM Settlement are executed by all parties to the OM Settlement prior to April 1, 2001 and North American receives a cash payment in excess of $275,000, North American agrees to make a principal prepayment on the Promissory Note in the amount of $275,000, or if North American receives an amount equal to or less than $275,000, then North American agrees to make a principal payment or the Promissory Note equal to the lesser payment received by North American from the OM Settlement, in either case within three (3) business days after North American's receipt of the cash payment in connection with the OM Settlement. In the event definitive legally binding agreements finalizing the OM Settlement are not executed prior to April 1, 2001, or North American does not receive a cash payment in connection with the OM Settlement in excess of $275,000 on or before July 1, 2001, then North American agrees to execute the Security Agreement, provided the execution by North American of the Security Agreement and the pledge of the Collateral (as defined in the Security Agreement) pursuant to the Security Agreement has been approved and authorized by, and North American has received the consent thereof from, the Louisiana Gaming Control Board or the Video Gaming Division of the Gaming Enforcement Section of the Office of State Police within the Department of Public Safety and Corrections of the State of Louisiana and/or such other gaming regulatory authorities in the State of Louisiana having jurisdiction over Ozdon Investments, Inc. and the operation of its video poker truck stop casino. North American agrees to submit the Security Agreement and the pledge of the Collateral

                                      -7-
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to such gaming regulatory authorities, and to use its best faith efforts to obtain approval from such authorities, a sufficient period in advance of April 1, 2001 so that a decision may be rendered on or before April 1, 2001. If such gaming regulatory authorities do not approve the Security Agreement and the pledge of the Collateral, then the Security Agreement shall not be executed by North American, the Collateral shall not be pledged to the Debenture Holders and the Promissory Note shall continue to be an unsecured promissory note of North American. If, on the other hand, execution of the Security Agreement and the pledge of the Collateral are approved and authorized by such gaming regulatory authorities, North American will execute the Security Agreement and deliver the stock certificate evidencing the Collateral and a duly executed stock power of attorney to Gay, McCall, Isaacks, Borden & Roberts, P.C., as Escrow Agent in the form attached hereto as Exhibit "E".
                        -----------

     EXECUTED as of the date and year first above written.


                              NORTH AMERICAN:

                              NORTH AMERICAN GAMING AND
                              ENTERTAINMENT CORPORATION


                              By:  /s/ E.H. Hawes, II
                                 ----------------------------------------
                                    E.H. Hawes, II, President and Chief
                                    Executive Officer


                                DEBENTURE HOLDERS:

                                  /s/ Ellen S. Robinson
                                -----------------------------------------
                                Ellen S. Robinson, Individually


                                  /s/ Scott Robinson
                                -----------------------------------------
                                Scott Robinson, Individually


                                  /s/ Janet C. Robinson
                                -----------------------------------------
                                Janet C. Robinson, Individually

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                                  /s/ Jeffrey S. Robinson
                                -----------------------------------------
                                Jeffrey S. Robinson, Individually


                                  /s/ Elisa Heard
                                -----------------------------------------
                                Elisa Heard, Individually


                                  /s/ Breverly Morton
                                -----------------------------------------
                                Brevely Morton, Individually


                                D.W. MORTON, LTD.


                                By:
                                    -------------------------------------
                                Its:
                                    -------------------------------------

                                  /s/ Kristin Morton Heard
                                -----------------------------------------
                                Kristen Morton Heard, Individually


                                  /s/ Del Morton
                                -----------------------------------------
                                Del Morton, Individually


                                  /s/ Kara Smith
                                -----------------------------------------
                                Kara Smith, Individually


                                  /s/ Marshall H. Kaplan
                                -----------------------------------------
                                Marshall H. Kaplan, Individually


                                  /s/ Karen S. Kaplan
                                -----------------------------------------
                                Karen S. Kaplan, Individually


                                  /s/ John Gay
                                -----------------------------------------
                                John Gay, Individually

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                                  /s/ Larry Hendricks
                                -----------------------------------------
                                Larry Hendricks, Individually


                                  /s Lewis Isaacks
                                -----------------------------------------
                                Lewis Isaacks, Individually


                                  /s/ David McCall
                                -----------------------------------------
                                David McCall, Individually

                                INTERNATIONAL GROUP:


                                  /s/ E.H. Hawes, II
                                -----------------------------------------
                                E.H. Hawes, II


                                  /s/ Janice Hawes
                                -----------------------------------------
                                Janice Hawes


                                INTERNATIONAL TOURS, INC.


                                By:  /s/ E. H. Hawes, II
                                   --------------------------------------
                                Its:  President

                                      -10-
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                                  EXHIBIT "A"



     See the attached schedule of Common Stock, Subordinated Debentures and Dividends.

                                      -11-
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                                  EXHIBIT "B"

     See the attached form of Promissory Note

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                                  EXHIBIT "C"

     See the attached form of Security Agreement.

                                      -13-
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                                  EXHIBIT "D"

     See the attached schedule for the cash payments to be paid to each Debenture Holder simultaneously with the full execution and delivery hereof.

                                      -14-
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                                  EXHIBIT "E"


                  See attached form of stock power of attorney

                                      -15-